U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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AXM Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

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 AXM PHARMA, INC.

AXM Pharma, Inc.

7251 West Lake Mead Blvd.

Suite 300

Las Vegas, NV 89128

STOCKHOLDER MEETING POSTPONED UNTIL 10:00 AM ON MARCH 10, 2005

A few days ago we mailed you proxy information to enable you to vote on important proposals that affect AXM Pharma, Inc. It has been called to our attention that the amount listed in the entry, “Cash Flows used in Operating Activities” on the Consolidated Statement of Cash Flows in the 10-QSB for the period ending September 30, 2004, which was sent to you along with the proxy materials, was incorrectly stated.  The correct amount of Cash Flows used in Operating Activities for the nine months ended September 30, 2004 is $4,578,520.  A copy of the Consolidated Statement of Cash Flows for the nine months ended September 30, 2004, with the correct figure is enclosed.  The information contained herein shall be deemed to be a part of and should be read in conjunction with the information contained in the proxy statement.

The Special Meeting of Shareholders scheduled for March 1, 2005 is postponed to afford you the proper notice required under the Securities Exchange Act of 1934 and Nevada Law.

A special meeting of stockholders to vote upon the proposals contained in the proxy statement had been scheduled for 10:00 a.m., PST on March 1, 2005.  To afford all of our shareholders proper notice of this meeting, the meeting has been postponed to 10:00 a.m., PST on March 10, 2005, at the Company’s office located at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128.  The Company does not anticipate any further postponements of the special meeting.

AXM PHARMA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(9,997,382)	(3,422,517)
Adjustments to reconcile net loss to cash used in
operating activities:
Common stock issued for services	4,571,918	3,495,835
Depreciation and amortization	33,731	43,776
Changes in assets and liabilities:
Cash held in trust	0	(66,573)
Accounts receivable	2,589,262	(1,890,025)
Advances	1,374,580	291,597
Inventories	(732,258)	(392,887)
Accounts payable and accrued expenses	(179,291)	146,855
Value added tax payable	(2,239,080)	1,104,183

CASH FLOWS USED IN OPERATING ACTIVITIES	(4,578,520)	(689,576)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,906,707)	(27,236)

CASH FROM FINANCING ACTIVITIES
Proceeds from sale of stock	6,476,068	4,888,562

NET INCREASE IN CASH	(2,009,159)	4,171,570

Cash, beginning of period	2,950,782	106,036

Cash, end of period	941,623	4,277,597

SUPPLEMENTAL NON-CASH TRANSACTIONS
Net liabilities assumed in reverse merger